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                                  Exhibit 10(b)


                               DMI FURNITURE, INC.
                                 (the "Company")

                1998 STOCK OPTION PLAN FOR INDEPENDENT DIRECTORS


1.       PURPOSE.

         The purpose of the 1998 Stock Option Plan for Independent Directors (the "Plan") is to foster a common interest between the Company's independent directors and stockholders by providing compensation intended to reward long-term growth in stockholder value through automatic grants of stock options to its independent directors.

2.       SHARES SUBJECT TO THE PLAN.

         The aggregate number of shares of the Company's common stock, par value $.10 per share ("Shares"), that may be issued under the Plan shall not exceed 100,000 Shares, subject to adjustment pursuant to Section 6 of the Plan. Shares to be issued under the Plan shall be made available either from authorized but unissued Shares or from Shares issued and reacquired by the Company. If options are for any reason cancelled, or expire or terminate unexercised, the Shares covered by such options shall again be available for the grant of options within the limits provided by the preceding sentence.

3.       ELIGIBILITY.

         All directors who have been elected by the Company's stockholders and who are not employees of the Company ("Independent Directors") are entitled to receive grants of options under the Plan.

4.       GRANT OF OPTIONS.

         Subject to the approval of this Plan by the Company's stockholders and the other terms and conditions of this Plan:

         a. Each Independent Director elected for the first time after approval of the Plan by the Company's stockholders shall automatically be granted an option for 5,000 Shares on the March 15th immediately following initial election.

         b. Each Independent Director in office on March 15 of any year during the term of the Plan shall automatically be granted an option for 1,000 Shares on such date.

         c. Each Independent Director in office on March 15, 1998 shall automatically be granted an option for 1,000 Shares as of that date, subject to the approval of the Plan by the

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Corporation's stockholders, which approval shall also constitute approval of the options granted as of March 15, 1998.

5.       TERMS AND CONDITIONS OF OPTIONS.

         As soon as practicable after each grant of options pursuant to the Plan, the Company and the Independent Director shall enter into an option agreement evidencing the options granted. Any provision of an option agreement between the Company and an Independent Director that conflicts directly with the terms and conditions of this Plan shall be of no force or effect

         a. Option Price. The option price for options granted under the Plan shall be the Fair Market Value of the Common Stock on the date of the grant of such options. If the date of grant is not a trading day, the option price shall be the Fair Market Value of the Common Stock as of the last trading day before the date of the grant. The Fair Market Value of the Common Stock shall mean the closing bid price of Common Stock reported on the Nasdaq SmallCap Market, or the closing sales price for the Common Stock reported on the Nasdaq National Market or the principal exchange on which the Common Stock may then be listed.

         b. Payment. The option price shall be payable in cash or in shares of Common Stock owned by the Independent Director for at least six months before the date the option is exercised, which shall be valued at the Fair Market Value of the Common Stock on the date of exercise. No Shares shall be issued until full payment has been made. A holder of an option shall have none of the rights of a stockholder until certificates for the Shares are issued.

         c. Period of Options. Each option shall expire ten years from the date of the grant of the option and shall be void and unexercisable thereafter, unless earlier terminated as provided herein.

         d. Exercise of Options.

                  (i) No option may be exercised before the later of the date of approval of the Plan by the Company's stockholders and the first anniversary of the grant. Options for no more than 50% of the Shares subject to the options may be exercised before the second anniversary of the grant. Options for 100% of the Shares subject to the options may be exercised on or after the second anniversary of the grant.

                  (ii) No option shall be exercised for fewer than 25 Shares unless the total number of Shares remaining unpurchased under the option is fewer than 25.

         e. Transfer of Options.

                  (i) Except as provided in subsection (ii), an option granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the Independent Director to whom granted, may be exercised only by such Independent Director.

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                  (ii) Subject to any restrictions under Section 16(b) of the
Securities Exchange Act of 1934 (the "Exchange Act") or under the form appropriate for the registration of employee stock options under the Securities Act of 1933, the Independent Director may transfer the options to (i) the Independent Director's spouse or lineal descendants ("Immediate Family Members"), (ii) trusts for the exclusive benefit of the Independent Director and/or his or her Immediate Family Members, or (iii) a partnership or limited liability company in which the Independent Director and/or his or her Immediate Family Members are the only partners or members, as applicable; provided that
(a) there may be no consideration for any such transfer and (b) subsequent transfers of any transferred option shall be prohibited other than by bequest or the laws of descent and distribution. Following transfer, an option shall continue to be subject to the terms and conditions of this Plan that were applicable immediately before transfer, except that for purposes of Section 5(f), after the Independent Director who transfers the options ceases to serve as a director of the Corporation, the transferee may exercise the transferred option after the death or retirement of the Independent Director only to the extent that the option could have been exercised by such Independent Director or his legal representatives or beneficiaries if the option had not been transferred.

         f. Termination of Service.

                  (i) If an Independent Director ceases to serve as a director, other than by reason of death or retirement with the permission of the Board or in accordance with any age qualifications contained in the Company's by-laws, the Independent Director may exercise only those options that were exercisable by him at the date of his termination of service as a director. Any option held by such Independent Director shall expire unless exercised within six months from the date of termination of the Independent Director's service.

                  (ii) If an Independent Director retires from service as a director with the permission of the Board or in accordance with any age qualifications contained in the Company's by-laws, his options will become immediately exercisable for all of the Shares subject to the option whether or not the options would otherwise have been fully exercisable on the date of his retirement. The retired Independent Director may exercise the options at any time during their remaining term.

                  (iii) If an Independent Director dies while serving as a director of the Company or after retirement with the permission of the Board or in accordance with any age qualifications contained in the Company's by-laws, his legal representatives or beneficiaries may exercise his options for all of the Shares subject to the options at any time during the remaining term of the options.

                  (iv) If an Independent Director dies during the six months after the date of his termination of service as a director other than by reason of retirement with the permission of the Board or in accordance with any age qualifications contained in the Company's by-laws, his options may be exercised by his legal representatives or beneficiaries at any time within one year

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after the date of his death, for the number of Shares for which the options were exercisable at the date of termination of his service as a director.

6.       ADJUSTMENT IN THE EVENT OF RECAPITALIZATION OF THE COMPANY.

         In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure of the Company that results in an increase or decrease in the number of Shares outstanding without receipt of consideration by the Company, the number of Shares subject to any option and the option price will be automatically adjusted in proportion to any increase or decrease in the number of outstanding Shares. If the stated par value of the Shares is changed or eliminated, the class of shares resulting from such event will be deemed to be the Shares within the meaning of the Plan.

         The Company's issuance of shares of its capital stock for consideration will not affect the number of Shares subject to an option or the option price, and neither the number of Shares subject to an option nor the option price under this Plan will be adjusted upon such issuance.

7.       CHANGE IN CONTROL.

         Upon a Change in Control in the Company, all options previously granted and not exercised shall become immediately exercisable to the same extent and in the same manner as if they had become exercisable in accordance with the provisions of the Plan relating to the period of options and to termination of service.

         For purposes of the Plan, a "Change in Control" of the Company shall be deemed to have occurred if:

         a. Any "person" (as that term is used in Sections 13(d) and 14(b) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding capital stock after the date this Plan is approved by the Company's stockholders through the acquisition of additional shares of the Company's capital stock other than as a result of the issuance of shares by the Company in connection with any stock compensation plan for the benefit of the Company's directors or employees, or any stock split, stock dividend, or other event described in Section 6;

         b. During any period of two consecutive years individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority of the Board, unless the nomination of each new director for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period;

         c. Upon the consummation of (a) any merger or consolidation of the Company in which the Company would not be the surviving corporation, or pursuant to which Shares are

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converted to cash, securities or other property, other than a merger of the
Company in which holders of Shares have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange or transfer (in one transaction or series of related transactions) of all, or substantially all, of the assets of the Company, provided the Company shall deliver written notice of the date of consummation of any transaction described in (a) or (b) to each Independent Director at least ten days prior to consummation;

         d. Any person (other than the Company or any Independent Director) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control of the Company.

8.       ADMINISTRATION OF THE PLAN.

         The program will be administered by the Board of Directors. Under no circumstances, however, will the Board of Directors have discretion to determine which Independent Directors will receive grants of options, the number of Shares subject to such options, or the terms or conditions upon which options may be granted or exercised.

9.       AMENDMENT OF THE PLAN.

         The Plan may be amended by the Board of Directors, except that stockholder approval is required for any amendment that would change (i) the total number of Shares as to which options may be granted, (ii) persons eligible to receive grants of options under the Plan, (iii) the option price, (iv) the period during which options may be granted or exercised, or (v) the requirement that the Plan be administered by the Board of Directors. The Board of Directors shall not amend the Plan to confer any discretion on the Board as to persons eligible to receive grants of options, the number of Shares subject to such options, or the terms and conditions upon which such options may be granted or exercised.

10.       APPROVAL OF STOCKHOLDERS; TERMINATION.

         The Plan will not take effect until adopted by the Board and approved by holders of a majority of the outstanding Shares. The Plan shall terminate on the tenth anniversary of approval of the Plan by the Company's stockholders, but the termination of the Plan shall not affect the period of any option that has not been exercised.